EXHIBIT 99.1

For Immediate Release
WM Announces Fourth Quarter and Full-Year 2021 Earnings

Full-Year Results Delivered Record Revenue, Income from Operations and Net Cash Provided by Operating Activities

Company’s Strong Performance and Cash Generation Translated into More Than $2.3 Billion Returned to Shareholders during 2021

FOR MORE INFORMATION Waste Management Web site www.wm.com

HOUSTON — Feb. 2, 2022 — Waste Management, Inc. (NYSE: WM) today announced financial results for the quarter and year ended December 31, 2021.	Analysts Ed Egl
713.265.1656

	Three Months Ended				Year Ended				eegl@wm.com
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	(in millions, except per share amounts)				(in millions, except per share amounts)				Media

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)	Toni Werner media@wm.com

Revenue	$4,678	$4,678	$4,067	$4,067	$17,931	$17,931	$15,218	$15,218

Income from Operations	$718	$739	$654	$706	$2,965	$3,033	$2,434	$2,650

Operating EBITDA(b)	$1,228	$1,249	$1,090	$1,142	$4,964	$5,032	$4,105	$4,321

Operating EBITDA Margin	26.3%	26.7%	26.8%	28.1%	27.7%	28.1%	27.0%	28.4%
Net Income(c)	$506	$528	$438	$481	$1,816	$2,046	$1,496	$1,713

Diluted EPS	$1.20	$1.26	$1.03	$1.13	$4.29	$4.84	$3.52	$4.03

“In 2021, we delivered on each of our strategic priorities, including successfully integrating the acquisition of Advanced Disposal, driving disciplined organic revenue growth, advancing technology investments focused on customer retention and growth, and cultivating our people-first culture,” said Jim Fish, Waste Management’s President and Chief Executive Officer. Execution on each of these priorities came together to produce record growth in full-year adjusted operating EBITDA and net cash provided by operating activities.”(a)

Fish continued, “As we look ahead to 2022, we remain committed to continuing pricing excellence, advancing technology investments to differentiate the Company, automating our processes to reduce our cost to serve, providing the best workplace, and leveraging our sustainability platform for growth. In 2022, we expect to deliver another strong year of adjusted operating EBITDA growth of approximately 7%.”(a)

KEY HIGHLIGHTS FOR THE FOURTH QUARTER AND THE FULL YEAR 2021

Revenue

•	Core price for the fourth quarter of 2021 was 5.1% compared to 3.2% in the fourth quarter of 2020. For the full year, core price was 4.8% in 2021 compared to 2.9% in 2020.(d)
•	Collection and disposal yield was 3.7% in the fourth quarter of 2021 compared to 2.3% in the fourth quarter of 2020. For the full year, collection and disposal yield was 3.5% in 2021 compared to 2.2% in 2020.(f)
•	Total Company volumes increased 2.8% in the fourth quarter of 2021, or 2.3% on a workday adjusted basis, compared to a decline of 2.6% in the fourth quarter of 2020. There was no workday adjustment in the fourth quarter of 2020. For the full year, total Company volumes increased 2.8% in 2021 compared to a decline of 4.5% in 2020, or a decline of 4.7% on a workday adjusted basis.(f)

Cost Management

•	Operating expenses as a percentage of revenue were 63.2%, or 63.0% on an adjusted basis, in the fourth quarter of 2021 compared to 61.5% in the fourth quarter of 2020.(a) The increase in operating expense margin in the current quarter is primarily due to the impact of higher commodity prices for recyclables and higher risk management costs. While inflationary cost pressures persisted during the quarter, the margin impacts of higher costs improved from the third quarter of 2021. For the full year, operating expenses as a percentage of revenue were 62.0%, or 61.9% on an adjusted basis, in 2021 compared to 61.4% in 2020.(a)
•	SG&A expenses were 10.5% of revenue in the fourth quarter of 2021 compared to 12.5% in the fourth quarter of 2020. On an adjusted basis, SG&A expenses were 10.3% of revenue in the fourth quarter of 2021 compared to 10.4% in the fourth quarter of 2020.(a) For the full year, SG&A expenses were 10.4% of revenue in 2021 compared to 11.4% in 2020. On an adjusted basis, SG&A expenses were 10.0% of revenue in 2021 compared to 10.2% in 2020.(a)

Profitability

•	Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, was $1.39 billion, or 31.0% of revenue, for the fourth quarter of 2021, compared to $1.28 billion, or 31.6% of revenue, for the fourth quarter of 2020. Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, was $5.52 billion, or 31.6% of revenue, for the full year 2021, compared to $4.85 billion, or 31.9% of revenue, for the full year 2020.(e)
•	In the fourth quarter of 2021, operating EBITDA in WM’s recycling business improved by $44 million compared to the fourth quarter of 2020. For the full year, operating EBITDA in the Company’s recycling line of business improved by $186 million compared to 2020. The improvement was driven by an increase in market prices for recycled commodities and labor savings from the Company’s investments in improved technology and equipment.
•	In the fourth quarter of 2021, operating EBITDA in the Company’s renewable energy business improved by $18 million compared to the fourth quarter of 2020, primarily driven by increases in the value of renewable fuel standard credits, or RINs. For the full year, operating EBITDA in the Company’s renewable energy line of business improved by $81 million compared to 2020.
•	In the fourth quarter of 2021, WM realized $36 million of operating cost and SG&A synergies from the acquisition of Advanced Disposal. For the full year, the Company realized $94 million of operating and SG&A cost synergies, bringing the total to over $100 million since the acquisition.

Free Cash Flow & Capital Allocation

•	In the fourth quarter of 2021, net cash provided by operating activities was $991 million compared to $753 million in the fourth quarter of 2020. For the full year, net cash provided by operating activities was $4.34 billion in 2021 compared to $3.40 billion in 2020. The year-over-year growth was primarily driven by an increase in operating EBITDA and lower interest and cash taxes paid.
•	In the fourth quarter of 2021, capital expenditures were $774 million compared to $394 million in the fourth quarter of 2020. For the full year, capital expenditures were $1.90 billion in 2021 compared to $1.63 billion in 2020 as the Company took proactive steps to accelerate growth capital spending on recycling and renewable energy projects in the fourth quarter of 2021.
•	In the fourth quarter of 2021, free cash flow was $243 million compared to $1.22 billion in the fourth quarter of 2020.(a) For the full year, free cash flow was $2.53 billion in 2021 compared to $2.66 billion in 2020.(a) The Company’s net cash provided by operating activities less capital expenditures increased more than 37% from $1.77 billion in 2020 to $2.43 billion in 2021.
•	During the fourth quarter of 2021, $590 million was returned to shareholders, including $350 million of share repurchases and $240 million of cash dividends. For the full year 2021, $2.32 billion was returned to shareholders, including $1.35 billion of share repurchases and $970 million of cash dividends.

2022 OUTLOOK

Revenue Growth

•	Total Company revenue growth is expected to be 5.8% to 6.2%, which includes organic revenue growth from the collection and disposal business of approximately 6%. The Company’s disciplined pricing programs are expected to result in core price of more than 5.5%, yield approaching 4%, and volume of approximately 2%.
•	Market prices for recycling commodities are expected to average $125 per ton in 2022, an approximate increase of 10% from the average rate the Company realized in 2021.
•	The Company estimates that the value of renewable fuel standard credits in its renewable energy business will be approximately $3.00, which is similar to 2021.

Profitability

•	Adjusted operating EBITDA is expected to be in the range of $5.325 to $5.425 billion for the full year.(a)
•	WM expects adjusted operating EBITDA margin to expand in the second half of 2022 as pricing activities progress in offsetting cost inflation and the Company achieves operating efficiencies through the application of technology.

Free Cash Flow & Capital Allocation

•	WM expects to spend in the range of $1.95 to $2.05 billion on capital expenditures to support its normal business activities.
•	Additionally, the Company intends to spend an incremental $550 million for capital expenditures on high-return growth projects in the recycling and renewable energy lines of business. These investments advance the Company’s focus on increasing the renewable energy generated from its landfill network, automating recycling processing to reduce costs and improve product quality, and expanding its leadership in single-stream recycling across North America.

•	Free cash flow excluding the acceleration of these targeted sustainability and automation focused capital investments is projected to be between $2.6 and $2.7 billion. Free cash flow is projected to be between $2.05 billion and $2.15 billion.(a)
•	The Board of Directors has indicated its intention to increase the annual dividend by $0.30 per share to $2.60, increasing estimated annual dividends paid to shareholders to $1.08 billion. This will be the 19th consecutive year of increases in the Company’s per share dividend. The Board of Directors must separately approve and declare each dividend.
•	In December 2021, the Board of Directors refreshed the Company’s share repurchase authorization, allowing for the repurchase of up to $1.5 billion of the Company’s common stock, signaling confidence in the Company’s cash flow outlook and financial position.

STRATEGIC GROWTH & SUSTAINABILITY INVESTMENTS

Renewable Energy

•	As part of WM’s portfolio of landfill gas-to-energy projects, it operates four renewable natural gas (RNG) plants and expects two additional plants to come into service during 2022. Collectively, these facilities are expected to generate 3.6 million MMBtu in 2022.
•	The Company plans to invest growth capital of approximately $275 million in 2022 and an incremental $550 million from 2023 to 2025 to expand its network of RNG plants. By 2026, the Company expects all of these investments to be operational, bringing the owned asset network to 21 RNG facilities that will generate a total of 24 million MMBtu per year.
•	In the near term, the incremental operating cash flow growth from the Company’s new projects is expected to be more than offset by the incremental growth capital investment. In 2026, the Company expects that the incremental annual run-rate operating EBITDA of more than $400 million will flow through to free cash flow as growth.
•	These capital investments are projected to have strong returns and payback periods of approximately three years based on a conservative estimate of $2.00 RINs prices and $2.50 per MMBtu natural gas prices.

Recycling

•	WM has successfully used technology to substantially automate sorting at four materials recovery facilities across our network of 49 single-stream facilities in North America. These investments have reduced the operating costs of recycling services, improved the quality of delivered product, and increased the amount of material ultimately recycled.
•	The Company plans to invest growth capital of approximately $275 million in 2022 and an incremental $525 million from 2023 to 2025 to accelerate our investment in technology automation in a number of our single-stream facilities and to expand our recycling footprint including in under-served markets.
•	These capital investments are projected to have strong returns and payback periods of approximately six years based on a blended average recycling commodity price of $125 per ton. In the near term, the incremental operating cash flow growth from the Company’s new and enhanced projects is expected to be more than offset by the incremental growth capital investment. By 2026, the Company expects the planned automation benefits and market expansion to generate incremental annual run-rate operating EBITDA of approximately $180 million, which will flow through to free cash flow as growth.
•	Through the investments that focus on automation through accelerated technology deployments the Company expects total labor savings of approximately $60 to $70 million, which is one of the primary contributors to the expected incremental operating EBITDA growth by 2026.

“We have a strong outlook for the year ahead, with expected collection and disposal revenue growth of about 6%, driven by continued execution on our disciplined pricing programs. This revenue growth is expected to drive operating leverage as we manage our costs in the face of inflationary pressure,” Fish continued. “We are pleased with the extraordinary cash generation of our business, which allows us to plan a 13% increase in our dividend rate for 2022. At the same time, we are excited about planned growth investments in our recycling and renewable energy businesses that are expected to total more than $1.5 billion through 2025. These growth investments are intended to further WM’s sustainability leadership position by increasing recycling volumes by more than 1.5 million tons and growing renewable natural gas generation by 21 million MMBtu by 2026. These investments will deliver circular solutions for our customers and drive environmental value to the communities we serve while also providing very attractive returns to our shareholders.”

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(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see "Non-GAAP Financial Measures" below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	For purposes of this press release, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(d)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(e)	In the fourth quarter of 2021, the Company updated its collection and disposal operating EBITDA calculation with a more accurate allocation of costs to this line of business.

(f)	Beginning in the fourth quarter of 2021, changes in the Company’s renewable energy revenue are reflected as components of the changes in revenue attributable to yield (included in “Fuel & Other”) and volume. Prior to the fourth quarter of 2021, all changes in the Company’s renewable energy revenues were reflected as changes in collection and disposal volume.

The Company will host a conference call at 10 a.m. (Eastern) today to discuss the fourth quarter and full year results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investors section of WM’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 4865157 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1:00 p.m. (Eastern) today through 5:00 p.m. (Eastern) on Wednesday, February 16, 2022. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406 and use the replay conference ID number 4865157.

about wm

WM, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America, providing services throughout the United States and Canada. Through its subsidiaries, the Company provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com.

Forward-Looking Statements

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to, statements under the headings “2022 Outlook” and “Strategic Growth & Sustainability Investments”, as well as all statements regarding future performance or financial results of our business; future cost structure and cost management; future capital expenditures; results and returns from investments and deployment of technologies and equipment; results from pricing programs; future market conditions and prices; future dividends and share repurchases; future cash flow; and future sustainability projects and efforts. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets, consummate and integrate acquisitions; failure to obtain the results anticipated from acquisitions, including continuing to realize the strategic benefits and cost synergies from our acquisition of Advanced Disposal Services, Inc.; environmental and other regulations, including developments related to emerging contaminants, gas emissions and renewable fuel; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits; failure to attract, hire and retain key team members and a high quality workforce; changes in wage and labor related regulations; significant storms and destructive climate events; public health risk and other impacts of COVID-19 or similar pandemic conditions, including related regulations, resulting in increased costs and social, labor and commercial disruption; macroeconomic pressures and market disruption resulting in labor, supply chain and transportation constraints and inflationary cost pressure; increased competition; pricing actions; commodity price fluctuations; international trade restrictions; disposal alternatives and waste diversion; declining waste volumes; weakness in general economic conditions and capital markets; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected, including implementation of a new enterprise resource planning and human capital management system; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, for additional information regarding these and other risks and uncertainties applicable to its business. The Company continues to be optimistic about volume recovery and overall economic recovery from the impacts of the COVID-19 pandemic, and the Company’s 2022 financial targets incorporate these views. However, uncertainty remains with respect to various factors that influence the pace of economic recovery, including workforce regulation and the potential for future resurgence in transmission of COVID-19 and related business closures due to virus variants or otherwise. Such conditions could have an unanticipated adverse impact on its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted operating EBITDA, adjusted operating EBITDA margin, adjusted operating expenses, adjusted SG&A expenses, and free cash flow, as well as projections of adjusted operating EBITDA and free cash flow for 2022. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected future operating EBITDA is anticipated to exclude the effects of other events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating revenues	$4,678	$4,067	$17,931	$15,218
Costs and expenses:
Operating	2,955	2,500	11,111	9,341
Selling, general and administrative	492	510	1,864	1,728
Depreciation and amortization	510	436	1,999	1,671
Restructuring	2	—	8	9
(Gain) loss from divestitures, asset impairments and unusual items, net	1	(33)	(16)	35
	3,960	3,413	14,966	12,784
Income from operations	718	654	2,965	2,434
Other income (expense):
Interest expense, net	(83)	(97)	(365)	(425)
Loss on early extinguishment of debt, net	—	(1)	(220)	(53)
Equity in net losses of unconsolidated entities	(2)	(12)	(36)	(68)
Other, net	9	3	5	5
	(76)	(107)	(616)	(541)
Income before income taxes	642	547	2,349	1,893
Income tax expense	136	109	532	397
Consolidated net income	506	438	1,817	1,496
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	—
Net income attributable to Waste Management, Inc.	$506	$438	$1,816	$1,496
Basic earnings per common share	$1.21	$1.04	$4.32	$3.54
Diluted earnings per common share	$1.20	$1.03	$4.29	$3.52
Weighted average basic common shares outstanding	417.9	422.9	420.4	423.0
Weighted average diluted common shares outstanding	420.6	425.1	422.9	425.1

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$118	$553
Receivables, net	2,546	2,624
Other	405	363
Total current assets	3,069	3,540
Property and equipment, net	14,419	14,148
Goodwill	9,028	8,994
Other intangible assets, net	898	1,024
Other	1,683	1,639
Total assets	$29,097	$29,345
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,374	$3,002
Current portion of long-term debt	708	551
Total current liabilities	4,082	3,553
Long-term debt, less current portion	12,697	13,259
Other	5,192	5,079
Total liabilities	21,971	21,891
Equity:
Waste Management, Inc. stockholders’ equity	7,124	7,452
Noncontrolling interests	2	2
Total equity	7,126	7,454
Total liabilities and equity	$29,097	$29,345

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Years Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$1,817	$1,496
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	1,999	1,671
Loss on early extinguishment of debt, net	220	53
Other	176	510
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	126	(327)
Net cash provided by operating activities	4,338	3,403
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(75)	(4,085)
Capital expenditures	(1,904)	(1,632)
Proceeds from divestitures of businesses and other assets, net of cash divested	96	885
Other, net	(11)	(15)
Net cash used in investing activities	(1,894)	(4,847)
Cash flows from financing activities:
New borrowings	7,948	9,420
Debt repayments	(8,404)	(9,629)
Premiums and other paid on early extinguishment of debt	(211)	(30)
Common stock repurchase program	(1,350)	(402)
Cash dividends	(970)	(927)
Exercise of common stock options	66	63
Tax payments associated with equity-based compensation transactions	(28)	(34)
Other, net	49	(20)
Net cash used in financing activities	(2,900)	(1,559)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	2	4
Decrease in cash, cash equivalents and restricted cash and cash equivalents	(454)	(2,999)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	648	3,647
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$194	$648

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Commercial	$1,237	$1,086	$4,760	$4,102
Residential	801	747	3,172	2,716
Industrial	827	743	3,210	2,770
Other collection	142	118	533	465
Total collection	3,007	2,694	11,675	10,053
Landfill	1,063	960	4,153	3,667
Transfer	525	493	2,072	1,855
Recycling	478	308	1,681	1,127
Other	571	479	2,112	1,776
Intercompany(a)	(966)	(867)	(3,762)	(3,260)
Total	$4,678	$4,067	$17,931	$15,218

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended December 31, 2021 vs. 2020				Period-to-Period Change for the Year Ended December 31, 2021 vs. 2020
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(b)	Amount	Company(c)	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$134	3.7%			$468	3.5%
Recycling(d)	176	61.2			537	51.5
Fuel surcharges and other(e)	91	52.6			240	36.9
Total average yield(f)			$401	9.9%			$1,245	8.2%
Volume(e)			112	2.8			435	2.8
Internal revenue growth			513	12.7			1,680	11.0
Acquisitions			103	2.5			1,032	6.8
Divestitures			(12)	(0.3)			(49)	(0.3)
Foreign currency translation			7	0.1			50	0.3
Total			$611	15.0%			$2,713	17.8%

	Period-to-Period Change for the Three Months Ended December 31, 2021 vs. 2020		Period-to-Period Change for the Year Ended December 31, 2021 vs. 2020
	As a % of Related Business(b)		As a % of Related Business(b)
	Yield	Volume(g)	Yield	Volume
Commercial	4.4%	4.2%	3.9%	3.8%
Industrial	5.2	0.0	4.8	1.4
Residential	4.1	(3.2)	4.5	(2.4)
Total collection	4.4	1.6	4.2	1.9
MSW	3.6	3.7	3.2	4.4
Transfer	3.5	(1.6)	2.9	(0.5)
Total collection and disposal	3.7%	2.8%	3.5%	3.0%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(d)	Includes combined impact of commodity price variability and changes in fees.

(e)	Includes changes in our revenue attributable to our WM Renewable Energy business.

(f)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(g)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$991	$753	$4,338	$3,403
Capital expenditures	(774)	(394)	(1,904)	(1,632)
Proceeds from divestitures of businesses and other assets, net of cash divested	26	865	96	885
Free cash flow(b)	$243	$1,224	$2,530	$2,656

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Supplemental Data

Internalization of waste, based on disposal costs	68.5%	67.9%	68.5%	68.3%

Landfill amortizable tons (in millions)	31.6	29.1	123.9	112.0

Acquisition Summary(c)

Gross annualized revenue acquired(d)	22	1,209	30	1,212

Total consideration, net of cash acquired(d)	83	4,083	94	4,085

Cash paid for acquisitions consummated during the period, net of cash acquired(d)	64	4,083	73	4,085

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired(d)	65	4,084	76	4,088

Landfill Amortization and Accretion Expenses:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Landfill amortization expense:
Cost basis of landfill assets	$142	$127	$555	$472
Asset retirement costs	48	7	176	96
Total landfill amortization expense(e)	190	134	731	568
Accretion expense	29	29	111	105
Landfill amortization and accretion expense	$219	$163	$842	$673

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	2020 amounts include $691 million of after-tax proceeds from divestitures related to the sale of our assets and businesses to GFL Environmental pursuant to an agreement executed to address divestitures required by the U.S. Department of Justice in connection with our acquisition of Advanced Disposal.

(c)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(d)	Acquisitions consummated and funded during the current period includes a business that was immediately contributed to a joint venture. The Company will not consolidate the joint venture and, accordingly, the venture's revenues are not included in the measure of revenue acquired.

(e)	The increase in landfill amortization was driven by landfill volume increases, our acquisition of Advanced Disposal and favorable changes in estimates, including an inflation rate adjustment, recognized in Q4 2020.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31, 2021
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$718	$642	$136	$506	$1.20
Adjustments:
Advanced Disposal integration-related costs	8	8	2	6
Enterprise resource planning system implementation-related costs	6	6	1	5
Other, net(c)	7	(4)	(15)	11
	21	10	(12)	22	0.06
As adjusted amounts	$739	$652	$124 (b)	$528	$1.26
Depreciation and amortization	510
As adjusted operating EBITDA	$1,249

	Three Months Ended December 31, 2020
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$654	$547	$109		$438	$1.03
Adjustments:
Advanced Disposal acquisition and integration-related costs	80	80	17		63
Gain from divestitures, net(d)	(33)	(33)	(8)		(25)
Enterprise resource planning system implementation-related costs	5	5	1		4
Loss on extinguishment of debt	—	1	—		1
	52	53	10		43	0.10
As adjusted amounts	$706	$600	$119	(b)	$481	$1.13
Depreciation and amortization	436
As adjusted operating EBITDA	$1,142

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The fourth quarter 2021 and 2020 adjusted effective tax rates were 19.1% and 19.8%, respectively.

(c)	Includes (i) a charge to establish an uncertain tax position related to a captive insurance matter and (ii) a charge recorded to increase our reserve for certain legacy loss contingencies, both of which were partially offset by a gain on the sale of an equity-method investment.

(d)	The net gain from divestitures is related to the sale of our assets and businesses to GFL Environmental pursuant to an agreement executed to address divestitures required by the U.S. Department of Justice in connection with our acquisition of Advanced Disposal.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Year Ended December 31, 2021
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$2,965	$2,349	$532		$1,816	$4.29
Adjustments:
Loss and other costs associated with extinguishment of debt(c)	—	226	56		170
Advanced Disposal integration-related costs	47	47	11		36
Enterprise resource planning system implementation-related costs	30	30	7		23
(Gain) loss from divestitures, asset impairments and other, net(d)	(9)	(20)	(21)		1
	68	283	53		230	0.55
As adjusted amounts	$3,033	$2,632	$585	(b)	$2,046	$4.84
Depreciation and amortization	1,999
As adjusted operating EBITDA	$5,032

	Year Ended December 31, 2020
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$2,434	$1,893	$397		$1,496	$3.52
Adjustments:
Advanced Disposal acquisition and integration-related costs	146	146	29		117
Loss on extinguishment of debt	—	53	13		40
(Gain) loss from divestitures, asset impairments and other, net	38	45	9		36
Enterprise resource planning system implementation-related costs	25	25	6		19
Restructuring	7	7	2		5
	216	276	59		217	0.51
As adjusted amounts	$2,650	$2,169	$456	(b)	$1,713	$4.03
Depreciation and amortization	1,671
As adjusted operating EBITDA	$4,321

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The full year 2021 and 2020 adjusted effective tax rates were 22.2% and 21.0%, respectively.

(c)	Includes charges of $220 million reflected in the “loss on early extinguishment of debt” financial caption and $6 million reflected in the “interest expense, net” financial caption related to the retirement of $1.3 billion of certain high-coupon senior notes through a cash tender offer in May 2021.

(d)	Includes a pre-tax gain from cumulative translation adjustments on the divestiture of certain foreign operation and gains on sale of a business and an equity-method investment partially offset by (i) reserve increases for certain legacy loss contingencies; (ii) a charge to establish an uncertain tax position related to a captive insurance matter; (iii) a change from our initial expectations of the tax effects of the Advanced Disposal acquisition and related divestitures and (iv) asset impairments in our WM Renewable Energy business.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	December 31, 2021		December 31, 2020
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$4,678		$4,067

SG&A expenses, as reported	$492	10.5%	$510	12.5%
Adjustments:
Advanced Disposal acquisition and integration-related costs	(5)		(80)
Enterprise resource planning system implementation-related costs	(6)		(5)
As adjusted SG&A expenses	$481	10.3%	$425	10.4%

	Years Ended
	December 31, 2021		December 31, 2020
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$17,931		$15,218

SG&A expenses, as reported	$1,864	10.4%	$1,728	11.4%
Adjustments:
Advanced Disposal acquisition and integration-related costs	(32)		(146)
Enterprise resource planning system implementation-related costs	(30)		(25)
As adjusted SG&A expenses	$1,802	10.0%	$1,557	10.2%

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	December 31, 2021		December 31, 2020
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$4,678		$4,067

Operating expenses, as reported	$2,955	63.2%	$2,500	61.5%
Adjustments:
Advanced Disposal integration-related costs	(2)
Legacy loss contingency reserve adjustment	(5)
As adjusted operating expenses	$2,948	63.0%

	Years Ended
	December 31, 2021		December 31, 2020
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$17,931		$15,218

Operating expenses, as reported	$11,111	62.0%	$9,341	61.4%
Adjustments:
Advanced Disposal integration-related costs	(8)
Legacy loss contingency reserve adjustment and other, net	(6)
As adjusted operating expenses	$11,097	61.9%

2022 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$4,525	$4,675
Capital expenditures to support the business	(1,950)	(2,050)
Proceeds from divestitures of businesses and other assets, net of cash divested	25	75
Free cash flow without sustainability and growth investments	$2,600	$2,700
Capital expenditures - sustainability and growth investments	(550)	(550)
Free cash flow	$2,050	$2,150

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2022. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

Supplemental Information Provided For Illustrative Purposes Only

(In Millions)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	December 31, 2021		December 31, 2020
	Amount	Change in Operating EBITDA Margin	Amount	Change in Operating EBITDA Margin
Recycling commodity rebates	$250	1.5%	$129	0.9%
Accretion expense	$29	0.7%	$29	0.7%

	Years Ended
	December 31, 2021		December 31, 2020
	Amount	Change in Operating EBITDA Margin	Amount	Change in Operating EBITDA Margin
Recycling commodity rebates	$815	1.3%	$443	0.8%
Accretion expense	$111	0.6%	$105	0.8%